As filed with the Securities and Exchange Commission on May 22, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Sunergy Co., Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone

Nanjing, Jiangsu 211100, People’s Republic of China
+(86) 25 5276 6666

(Address and telephone number of Registrant's principal executive office)

CT Corporation System 111 Eighth Avenue New York, NY 10011 +(212) 894-8800 (Name, address, and telephone number of agent for service)

Copies to:

Jeffrey J. Sun, Esq.

Orrick, Herrington & Sutcliffe LLP

47th Floor, Park Place, 1601 Nanjing Road West

Shanghai 200040

People’s Republic of China

Telephone: +86 21 6109 7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be registered (2)	Proposed maximum offering price per ordinary share (3)	Proposed maximum aggregate offering price(3)(4)	Amount of registration fee(4)
Ordinary shares, par value US$0.0001 per share (2)	-	-	-	-
Warrants	-	-	-	-
Total	-	-	US$45,000,000	US$5,796

(1)          Includes (i) securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) securities that may be purchased by the underwriters pursuant to an over-allotment option. These securities are not being registered for the purposes of sales outside of the United States.

(2)          American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under separate registration statements on Form F-6 filed with the Securities and Exchange Commission. Each ADS represents 18 ordinary shares.

(3)          The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder is not specified as to each class of securities pursuant to General Instruction II. C. of Form F-3 under the Securities Act of 1933, as amended.

(4)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2014

PROSPECTUS

China Sunergy Co., Ltd.

ORDINARY SHARES
WARRANTS

We may offer and sell in any combination from time to time in one or more offerings ordinary shares or warrants. The warrants may be convertible into or exercisable or exchangeable for our ordinary shares, depository shares or our other securities. This prospectus provides you with a general description of the securities we may offer. In addition, this prospectus may be used to offer securities for the account of persons other than us.

Each time we or any selling security holder sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus before you invest in any of our securities.

We or any selling security holder may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." The names of any underwriters will be included in the applicable prospectus supplement.

Our ADSs are listed on the NASDAQ Global Market and trade under the symbol of “CSUN.”

Investing in our securities involves risks. See the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2014

ABOUT THIS PROSPECTUS

Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference" in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“we,” “us,” “our company,” “our,” “Sunergy” and “China Sunergy” refer to China Sunergy Co., Ltd., a limited liability company established in Cayman Islands, its predecessor entities and its subsidiaries;

•	“Sunergy Nanjing” refers to China Sunergy (Nanjing) Co., Ltd., previously named CEEG (Nanjing) PV-Tech Co., Ltd., a limited liability company established in China;

•	“SST” refers to CEEG (Shanghai) Solar Science Technology Co., Ltd., a limited liability company established in China;

•	“NRE” refers to CEEG (Nanjing) Renewable Energy Co., Ltd., a limited liability company established in China;

•	“shares” or “ordinary shares” refers to our ordinary shares;

•	“ADSs” refers to our American depositary shares. On December 21, 2011, we effected a change of the ADS to ordinary share ratio from one ADS representing six ordinary shares to one ADS representing 18 ordinary shares. The ratio change has the same effect as a one-for-three ADS consolidation. “ADRs” refers to the American depositary receipts that evidence our ADSs;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for the purposes of this annual report, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;

•	“RMB” or “Renminbi” refers to the legal currency of China; “$” or “U.S. dollars” refers to the legal currency of the United States; and “Euro” or “€” refers to the legal currency of the European Union;

•	“selective emitter cell” refers to a solar cell in which the regions under its front metal contact and the rest of the front surface areas are separately diffused and optimized;

•	“QSAR™ solar power product” refers to QSAR™ cells and QSAR™ modules. QSAR™ cell is a kind of new P-type solar cell. QSAR™ cells are assembled into QSAR™ modules. Our QSAR™ solar products had been originally branded as “Quasar” before March 2012. In 2013, our prototype of new high-efficient QSAR II module successfully passed initial potential induced degradation tests in Japan. We have registered the trademarks of “QSAR” in Australia, U.S. and European Union, and we are filing trademark registration applications for the logos “QSAR” in China and India;

•	when calculating our manufacturing or production capacity of solar cells, we have assumed that all products will be made using 156-millimeter monocrystalline silicon wafers, even though we currently use and expect to continue to use a mixture of monocrystalline and multicrystalline silicon wafers; to the extent we use smaller wafers or multicrystalline wafers, our actual production will be less than our capacity.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

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You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC is available through the SEC's Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC's website at www.sec.gov. Information filed with the SEC may also be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee from the SEC. Please visit the SEC's website at www.sec.gov for further information on the SEC's public reference room.

Our web site address is www.csun-solar.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include discussions of our business and results of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•    Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed with the SEC on April 29, 2014; and

•    All our future annual reports on Form 20-F and any report on Form 6-K that we indicate is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the securities offered by this prospectus are sold.

Our annual report on Form 20-F for the fiscal year ended December 31, 2013 filed on April 29, 2014 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone

Nanjing, Jiangsu 211100, People’s Republic of China
Telephone: +(86) 25 5276 6666
Attention: Chief Executive Officer

You should rely only on the information that we incorporate by reference or provide in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain "forward-looking" statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as "aim," "anticipate," "believe," "estimate," "expect," "intend," "likely to," "may," "plan," "will" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:

•	our growth strategies;

•	our future business development, results of operations and financial condition;

•	expected changes in our revenues and certain cost or expense items;

•	our ability to manage the expansion of our operations; and

•	changes in general economic and business conditions in China.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement that includes this prospectus with the understanding that our actual future results may be materially different from what we expect. You should not rely upon forward-looking statements as predictions of future events.

Other sections of this prospectus include additional factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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OUR COMPANY

We manufacture and sell solar cell and solar module products that convert sunlight into electricity for a variety of uses. We also invest in, develop and operate solar power projects. Currently our principal end-products are solar modules in different sizes and power outputs but we also manufacture and sell solar cells of various specialties. We sell solar cells and modules under the brands of “CSUN”.

We commenced business operations in August 2004. In 2005, we had only one solar cell manufacturing line. In 2006, we installed five additional solar cell manufacturing lines and expanded our annual manufacturing capacity of solar cells by 160 MW, assuming the use of 156-millimeter monocrystalline silicon wafers. Our fifth line, which achieved full scale manufacturing capacity in November 2006, commenced commercial mass production of selective emitter cells using monocrystalline silicon wafers, an improved version of the P-type solar cells that we and most other solar cell manufacturers produce, in the fourth quarter of 2007. In 2008 and 2010, we installed four and three new solar cell lines for the production of selective emitter cells. We began to commercially produce our QSAR™ solar cells in 2011, installed one new solar cells manufacturing line for the production of our QSAR™ solar cells in 2012. We plan to continue to ramp up our QSAR™ solar cells production capacity in 2014.

Since our inception, our research and development team has been led by two solar power researchers, Dr. Jianhua Zhao and Dr. Aihua Wang, who have 34 and 29 years of solar cell research experience, respectively, and established excellent credentials in the solar power industry. Our research and development efforts focus on continually enhancing our solar cell conversion efficiencies, which measure the ability of solar power products to convert sunlight into electricity, and improving our manufacturing operations of both solar cells and modules. In 2013, our research and the production management teams have made a concerted effort to improve the performance of our crystalline solar cells and modules. In addition, our research team continued to focus on the development of advanced process technology for manufacturing of high-efficiency solar power products.

Our principal executive offices are located at No. 123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, Jiangsu 211100, People’s Republic of China. Our telephone number at this address is (86-25) 5276-6666 and our fax number is (86-25) 5276-6882.

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RISK FACTORS

Investing in our securities involves risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading "Item 3.D. Risk Factors" in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

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DESCRIPTION OF SECURITIES

 We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	ordinary shares, including ordinary shares represented by ADSs; and

•	warrants to purchase ordinary shares or ADSs.

Ordinary shares and ADSs.    We have set forth in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, a description of our ordinary shares. We will set forth in the applicable prospectus supplement a description of any additional terms relating to our ordinary shares, including a description of our ADSs representing ordinary shares.

Warrants.    We may issue warrants for the purchase of our ordinary shares or ADSs. We may issue warrants independently or together with other securities. We will file a copy of the warrant agreement with the SEC in connection with any offering of warrants. We will describe the terms of any warrants we issue in the applicable prospectus supplement.

We will set forth in the applicable prospectus supplement a description of the warrants, and, in certain cases, the ordinary shares (including ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material, relating to such offer. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 shares with a par value of US$0.0001 each, of which 267,287,253 shares are issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. Holders of our ADSs will not be treated as our shareholders and their rights are subject to the deposit agreement. See "Description of American Depositary Shares."

Ordinary Shares

General

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our shareholders or board of directors subject to the Companies Law.

Voting Rights

Each ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded or required by the rules of the designated stock exchange as described in our amended and restate articles of association. A poll may be demanded by (a) the chairman of the meeting, (b) at least three shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy for the time being entitled to vote at the meeting, (c) any shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting, (d) a shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right or (e) if required by the rules of the designated stock exchange, by any director or directors who, individually or collectively, hold proxies in respect of shares representing 5% or more of the total voting rights at such meeting.

A quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative representing not less than one-third of the total issued voting shares. Shareholders’ meetings are held annually and may be convened by our board of directors on its own initiative. Advance notice of at least ten clear days is required for the convening of our annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the ordinary shares. A special resolution is required for important matters such as a change of name or an amendment to our memorandum or articles of association. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increase the amount of our authorized share capital, consolidate and divide all or any of our share capital into shares of larger or smaller amount than our existing share capital, and cancel any unissued shares.

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Transfer of Shares

Subject to the restrictions of our amended and restated articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or a form prescribed by the designated stock exchange or any other form approved by our board.

Our board of directors may, in its absolute discretion, refuse to register any transfer of any ordinary share which is not fully paid up, or any share issued under any share incentive scheme for employees upon when a restriction on transfer imposed thereby still subsists. Our directors may also refuse to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of ordinary shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the Nasdaq Global Select Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on prior notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

Subject to the provisions of the Companies Law, the rules of the designated stock exchange, our amended and restated memorandum and articles of association and to any special rights conferred on the holders of any shares or class of shares, we may issue shares on terms that they are subject to redemption at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law and our amended and restated memorandum and articles of association, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Inspection of Books and Records

No holders of our ordinary shares (other than a director) shall have any right of inspecting any of our accounts, books or documents except as conferred by the Companies Law or authorized by the directors or by us in general meeting. However, we will make this annual report, which contains our audited financial statements, available to shareholders and ADS holders. See "Where You Can Find More Information About Us."

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Inspection of Register of Members

Pursuant to our amended and restated articles of association, our register of members and branch register of members shall be open for inspection by shareholders for such times and on such days as our board of directors shall determine, without charge, or by any other person upon a maximum payment of $2.50 or such other sum specified by the board, at the registered office or such other place at which the register is kept in accordance with the Companies Law or, upon a maximum payment of $1.00 or such other sum specified by the board, at our registration office, unless the register is closed in accordance with our amended and restated articles of association.

Issuance of Additional Preferred Shares

Subject to the Companies Law, the articles of association, and, where applicable, the rules of the designated stock exchange, our amended and restated articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Subject to the Companies Law, the articles of association, and, where applicable, the rules of the designated stock exchange, our amended and restated articles of association empowers our board of directors to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to determine, with respect to any classes or series of preferred shares, the terms and rights of that series, including:

•	the designation of the classes or series;

•	the number of shares of the classes or series;

•	the dividend rights, dividend rates, conversion rights, voting rights; and

•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. The issuance of preferred shares may be used as an anti takeover device without further action on the part of the shareholders. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Exempted Company

We are an exempted company with limited liability incorporated in the Cayman Islands under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

"Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Law is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company, and authorization by a special resolution of the shareholders of each constituent company or such other authorization, if any, as may be specified in such constituent company’s articles and association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by such resolution of shareholders of such constituent companies if a copy of the plan of merger is given to every member of each Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting from a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights as a member save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% in value) with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a takeover offer is made and accepted by holders of not less than 90.0% in value of the shares the subject of the offer within four months after making the offer, the offeror may, within a two-month period commencing after the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

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If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a "fraud on the minority."

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, or SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors' Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under our amended and restated articles of association, any action required or permitted to be taken at any annual or extraordinary general meetings of our company may be taken only upon the vote of our shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the amended and restated articles of association and the Companies Law and may not be taken by written resolution of our shareholders without a meeting.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Neither Cayman Islands law nor our amended and restated memorandum and articles of association allow our shareholders to requisition a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings. However, our amended and restated articles of association require us to call such meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated articles of association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, subject to the provisions therein, a company may be wound up by either an order of the courts of the Cayman Islands, or by a special resolution of its members to be wound up voluntarily, or if the company is unable to pay its debts as they fall due by an ordinary resolution of its members to be wound up voluntarily. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our amended and restated articles of association, our company may be dissolved, liquidated or wound up by the vote of holders of at least two-thirds of our shares voting at a meeting as being entitled to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Registration Rights

Pursuant to a registration rights agreement entered into in September 2006, we have granted registration rights to the holders of our preferred shares or their assignees. All of our preferred shares were converted into ordinary shares upon the completion of our initial public offering. Set forth below is a description of the registration rights granted to the holders of the ordinary shares issued upon conversion of our preferred shares or their assignees. We refer to the ordinary shares issued upon conversion of our preferred shares as the registrable securities.

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Demand Registration Rights

Holders of at least 25% of the registrable securities have the right to demand that we file a registration statement covering the offer and sale of their securities, so long as the aggregate amount of securities to be sold under the registration statement is no less than $5 million. However, we are not obligated to effect more than three such demand registrations. We have the ability to delay or withdraw the filing of a registration statement for up to one hundred twenty days if our board of directors determines there is a valid business reason to delay such filing.

Form F-3 Registration Rights

If our company is eligible to use Form F-3 or S-3, holders of the registrable securities have the right to request we file a registration statement under Form F-3 or S-3, so long as the aggregate amount of securities to be sold under the registration statement is no less than $5 million, and provided that we are not obligated to effect more than two such registrations within any twelve month period. Such requests for registrations are not counted as demand registrations.

Piggyback Registration Rights

If we propose to file a registration statement with respect to an offering of securities of our company, then we must offer each holder of the registrable securities the opportunity to include their shares in the registration statement, other than pursuant to a registration statement on Form F-4, S-4 or S-8. We must use our reasonable best efforts to cause the underwriters in any underwritten offering to permit any such shareholder who so requests to include their shares.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form F-3 registration, whether or not such registrations become effective, except that shareholders shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to registration and sale of their shares.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

JPMorgan Chase Bank, N.A., as depositary will issue the ADSs which you will be entitled to receive in the offering. Each ADS will represent an ownership interest in six ordinary shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 1 Chase Manhattan Plaza, Floor 58, New York, NY 10005.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Because the depositary’s nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. Directions on how to obtain copies of those documents are provided on page 3 of this prospectus.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

We may make various types of distributions with respect to our shares. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (a) appropriate adjustments for taxes withheld, (b) such distribution being impermissible or impracticable with respect to certain registered holders, and (c) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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•	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to Receive Additional Shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may:

•	sell such rights if practicable and distribute the net proceeds as cash; or

•	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (a) distribute such securities or property in any manner it deems equitable and practicable or (b) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest thereon and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

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The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

Record Dates

The depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive a dividend, distribution or rights,

•	to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities,

•	for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act in respect of other matters,

all subject to the provisions of the deposit agreement.

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Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will state such information as its contained in the voting materials and describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will I be able to view our reports?

The depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the Securities and Exchange Commission.

Additionally, if we make any written communications generally available to holders of our shares, including the depositary or the custodian, and we request the depositary to provide them to ADR holders, the depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

ADR holders will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 ADSs (or any portion thereof) issued or surrendered.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADRs), whichever is applicable:

•	to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of U.S.$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of U.S.$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

•	a fee of U.S.$0.02 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering our ADR program (which fee shall be assessed against holders of ADRs as of the record date set by the depositary not more than once each calendar year and shall be payable in the manner described in the next succeeding provision);

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•	any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

•	such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services until its fees for those services and any other unpaid fees are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (a) deduct the amount thereof from any cash distributions, or (b) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

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Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

(1) amend the form of ADR;

(2) distribute additional or amended ADRs;

(3) distribute cash, securities or other property it has received in connection with such actions;

(4) sell any securities or property received and distribute the proceeds as cash; or

(5) none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities.

How may the deposit agreement be terminated?

The depositary may terminate the deposit agreement by giving the ADR holders at least 30 days prior notice, and it must do so at our request. The deposit agreement will be terminated on the removal of the depositary for any reason. After termination, the depositary’s only responsibility will be (a) to deliver deposited securities to ADR holders who surrender their ADRs, and (b) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require you to pay, provide or deliver:

•    payment with respect thereto of (a) any stock transfer or other tax or other governmental charge, (b) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register, and (c) any applicable fees and expenses described in the deposit agreement;

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•    the production of proof satisfactory to the depositary and/or its custodian of (a) the identity of any signatory and genuineness of any signature and (b) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, information relating to the registration of the shares on the books maintained by or on our behalf for the transfer and registration of shares, compliance with applicable laws, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADR, as it may deem necessary or proper; and

•    compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

•    present or future law, rule or regulation of the United States, The Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•    it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•    it performs its obligations without gross negligence or bad faith;

•    it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•    it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

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Requirements for Depositary Actions

We, the depositary or the custodian may refuse to

•    issue, register or transfer an ADR or ADRs;

•    effect a split-up or combination of ADRs;

•    deliver distributions on any such ADRs; or

• permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise), until the following conditions have been met:

•    the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

•    the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

•    the holder has complied with such regulations as the depositary may establish under the deposit agreement.

The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (unless the deposit agreement provides otherwise), if the register for ADRs or any deposited securities is closed or the depositary decides it is advisable to do so.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

The depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the depositary. The depositary may pre-release ADSs only if:

•    the depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

•    each recipient of pre-released ADSs agrees in writing that he or she

•    owns the underlying shares,

•    assigns all rights in such shares to the depositary,

•    holds such shares for the account of the depositary; and

•    will deliver such shares to the custodian as soon as practicable, and promptly if the depositary so demands.

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In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the depositary may change or disregard such limit from time to time as it deems appropriate. The depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•    be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•    appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

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PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

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We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

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TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Conyers Dill & Pearman (Cayman) Limited, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and the PRC, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

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Jun He Law Offices has advised us further that the recognition and enforcement of foreign judgments for civil and commercial cases are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments, which do not otherwise violate basic legal principles, state sovereignty, safety or social public interest of the PRC, in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no treaty or other form of reciprocity between the PRC and the United States governing the recognition of judgments for civil and commercial cases, including those predicated upon the liability provisions of the U.S. federal securities laws, there is uncertainty whether and on what basis a PRC court would recognize and enforce judgments rendered by U.S. courts.

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LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman (Cayman) Limited to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Jun He Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

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EXPERTS

The consolidated financial statements and the financial statement schedule incorporated in this prospectus by reference from our annual report on Form 20-F for the fiscal year ended December 31, 2013 have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such consolidated financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 11/F Golden Eagle Plaza, 89 Hanzhong Road, Nanjing, People’s Republic of China.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association permit indemnification of officers, directors and auditors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers or auditors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the indemnification agreements we have entered into with our directors and officers, we have agreed to indemnify them against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.    EXHIBITS

See Exhibit Index beginning on page II-7 of this registration statement.

ITEM 10.    UNDERTAKINGS

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)   That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanjing, People's Republic of China, on May 22, 2014.

CHINA SUNERGY CO., LTD.

By:	/s/ Stephen Zhifang Cai

Name:	Stephen Zhifang Cai

Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Zhifang Cai and Yongfei Chen, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 22, 2014.

Signature	Title

/s/ Tingxiu Lu Tingxiu Lu	Director and Chairman

/s/ Jianhua Zhao Jianhua Zhao	Director and Chief Technology Officer

/s/ Shiliang Guo Shiliang Guo	Director

/s/ Merry M. Tang Merry M. Tang	Independent Director

/s/ Xiaoqian Zhou Xiaoqian Zhou	Independent Director

/s/ Jian Li Jian Li	Independent Director

/s/ Zhifang Cai Zhifang Cai	Chief Executive Officer (Principle executive officer)

/s/ Yongfei Chen Yongfei Chen	Chief Financial Officer (Principal financial and accounting officer)

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of China Sunergy Co., Ltd., has signed this registration statement or amendment thereto in New York, on May 22, 2014.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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Exhibit Index

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

4.1	Registrant’s Form American Depositary Receipt (included in Exhibit 4.4)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

4.3	Memorandum and Articles of Associations of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

4.4	Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Shares (incorporated by reference to Exhibit 4.3 of the Registrant’s Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

4.5	Amendment No.1 to Deposit Agreement among the Registrant, JPMorgan Chase Bank, N.A. as depositary, and holders of the American Depositary Receipts (incorporated by reference to Exhibit 99.A2 from our Registration Statement on Form F-6 Amendment No. 1 (file no. 333-142574) filed with the Securities and Exchange Commission on December 9, 2011).

4.6	Shareholders Agreement among the Registrant and other parties therein dated as of September 26, 2006, amended as of October 24, 2006, March 22, 2007 and April 24, 2007 (incorporated by reference to Exhibit 4.5 from our Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

4.7	Registration Rights Agreement among the Registrant and other parties therein dated as of September 26, 2006 (incorporated by reference to Exhibit 4.6 from our Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

4.8	Agreement for the Transfer and Assumption of Obligations among the Registrant, Sunergy BVI and other parties therein dated as of August 29, 2006 (incorporated by reference to Exhibit 4.8 from our Registration Statement on Form F-1 (file no. 333-142367) filed with the Securities and Exchange Commission on April 25, 2007)

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares

8.1	US Tax Opinion of Orrick, Herrington & Sutcliffe LLP

23.1	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1)

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.4	Consent of Jun He Law Offices

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24.1	Powers of Attorney (included as part of signature page)

* To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

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